Exhibit 10.1

Amendment to the IPG Photonics Corporation
Non-Employee Directors Stock Plan, as amended

14. TERMINATION AND MERGER OF THE PLAN
14.1     Effective September 11, 2015 (the ‘Merger Date’), the Plan is merged into the IPG Photonics Corporation 2006 Incentive Compensation Plan, As Amended and Restated Effective June 2, 2015 (the ‘2006 ICP’).
14.2     Effective as of the Merger Date, the shares of Common Stock available for issuance under the Plan no longer shall be available for issuance under the Plan and shall be transferred to the 2006 ICP.